Exhibit 10.2

SIERRA ONCOLOGY, INC.

2018 EQUITY INDUCEMENT PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 21.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Section 2.4 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 1,500,000.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option granted under this Plan but which cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend) recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and (c) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. Awards may be granted only to a person who, at the time of granting of the Award by the Committee: (a) has been hired as an Employee by the Company or any Subsidiary and such Award is a material inducement to such person being hired; (b) has been rehired as an Employee following a bona fide period of interruption of employment with the Company or any Subsidiary; or (c) has become an Employee of the Company or any Subsidiary in connection with a merger or acquisition.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Notwithstanding the foregoing, the grant of any Award will not be effective unless: (i) if the grant is made by the Board, then it must be approved by a majority of the Outside Directors on the Board; and (ii) if the grant is made by the Committee, then the Committee must be comprised solely of Outside Directors (except as otherwise permitted under applicable rules). The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) reduce or waive any criteria with respect to Performance Factors;

(m) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships;

(n) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States; and

(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Employee or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Employee. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Employees who are not Insiders, and such resolution shall be final and binding on the Company and the Employee.

4.3 Section 16 of the Exchange Act. Awards granted to Employees who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, an Employee or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which Employees outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in the Plan; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1 Option Grant. Each Option granted under this Plan will be a Nonqualified Stock Option (“NSO”). An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Employee’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Employees may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Employee within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become vested or exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 7 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Employee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Service. If the Employee’s Service terminates for any reason except for Cause or the Employee’s death or Disability, then the Employee may exercise such Employee’s Options (only to the extent that such Options are exercisable by the Employee on the date Employee’s Service terminates) during the period ending no later than three (3) months after the date Employee’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(a) Death. If the Employee’s Service terminates because of the Employee’s death (or the Employee dies within three (3) months after Employee’s Service terminates other than for Cause or because of the Employee’s Disability), then the Employee’s Options may be exercised only to the extent that such Options would have been exercisable by the Employee on the date Employee’s Service terminates and must be exercised by the Employee’s legal representative, or authorized assignee, no later than twelve (12) months after the date Employee’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. If the Employee’s Service terminates because of the Employee’s Disability, then the Employee’s Options may be exercised only to the extent that such Options would have been exercisable by the Employee on the date Employee’s Service terminates and must be exercised by the Employee (or the Employee’s legal representative or authorized assignee) no later than twelve (12) months after the date Employee’s Service terminates (or such shorter or longer time period as may be determined by the Committee, but in any event no later than the expiration date of the Options.

(c) Cause. If the Employee is terminated for Cause, then Employee’s Options shall expire on such Employee’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement or other agreement between the Company and Employee, Cause shall have the meaning set forth in this Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Employee from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of an Employee, impair any of such Employee’s rights under any Option previously granted.

6. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs shall be made pursuant to an Award Agreement.

6.1 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Employee’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Employee’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Employee to defer payment under an RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

6.3 Termination of Service. Except as may be set forth in the Employee’s Award Agreement, vesting ceases on such date Employee’s Service terminates (unless determined otherwise by the Committee).

7. PAYMENT FOR SHARE PURCHASES. Payment from an Employee for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Employee by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Employee;

(b) by surrender of shares of the Company held by the Employee that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Employee for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

8. WITHHOLDING TAXES.

8.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Employee to remit to the Company, or to the Parent or Subsidiary employing the Employee, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Employee prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Employee. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

8.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit an Employee to satisfy such tax withholding obligation or any other tax liability legally due from the Employee, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

9. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Employee’s lifetime only by (i) the Employee, or (ii) the Employee’s guardian or legal representative; (b) after the Employee’s death, by the legal representative of the Employee’s heirs or legatees; and (c) by a Permitted Transferee

10. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

10.1 Voting and Dividends. No Employee will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Employee, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights shall be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement shall be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Employee, the Employee will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Unvested Shares, then any new, additional or different securities the Employee may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Unvested Shares; provided, further, that the Employee will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Employee’s Exercise Price, pursuant to Section 10.2.

10.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by an Employee following such Employee’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Employee’s Service terminates and the date the Employee purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Employee’s Exercise Price.

11. CERTIFICATES. All Shares or other securities (whether or not certificated) delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on an Employee’s Shares, the Committee may require the Employee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Employee who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Employee’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Employee under the promissory note notwithstanding any pledge of the Employee’s Shares or other collateral. In connection with any pledge of the Shares, the Employee will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

14. NO OBLIGATION TO EMPLOY. The Employee’s participation in the Plan is voluntary. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Employee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Employee’s employment or other relationship at any time.

15. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Employees. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Employees as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Employee, substantially similar shares, cash or other property subject to repurchase restrictions no less favorable to the Employee. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable rights of repurchase shall fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will (i) notify the Employee in writing or electronically that such Award will, if applicable, be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the earlier of the expiration of such period or immediately prior to the Corporate Transaction or (ii) provide that each Award shall be cancelled immediately upon the occurrence of the Corporate Transaction in exchange for a payment in cash or securities in an amount equal to (A) the excess of the consideration paid per Share in the Corporate Transaction over the exercise price or purchase price (if any) per Share subject to the Award multiplied by (B) the number of Shares subject to the Award. Awards need not be treated similarly in a Corporate Transaction

16. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on the later of ten (10) years from the date this Plan is adopted by the Committee or the date additional Shares are added to the Plan by the Committee. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

17. AMENDMENT OR TERMINATION OF PLAN. The Board or Committee may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board or Committee will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that an Employee’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

18. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Committee nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. INSIDER TRADING POLICY. Each Employee who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

20. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Employee’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

21. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

21.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

21.2 “Award” means any award under this Plan, including any Option or Restricted Stock Unit.

21.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Employee setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Employees, which shall be in substantially a form (which need not be the same for each Employee) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

21.4 “Board” means the Board of Directors of the Company.

21.5 “Cause” means (a) Employee’s conviction (including a guilty plea or plea of nolo contendere) of any felony or any other crime involving fraud, dishonesty or moral turpitude; (b) Employee’s commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against the Company that results (or could reasonably be expected to result) in material harm or injury to the business or reputation of the Company; (c) Employee’s material violation of any contract or agreement between Employee and the Company, or of any Company policy, or of any statutory duty Employee owes to the Company; or (d) Employee’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or could reasonably be expected to have resulted in) material harm to the business or reputation of the Company. The determination as to whether an Employee is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Employee. The foregoing definition does not in any way limit the Company’s ability to terminate an Employee’s employment or consulting relationship at any time as provided in Section 14 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Employee, provided that such document supersedes the definition provided in this Section 21.5.

21.6 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

21.7 “Committee” means the Compensation Committee of the Board.

21.8 “Common Stock” means the common stock of the Company.

21.9 “Company” means Sierra Oncology, Inc., or any successor corporation.

21.10 “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board are replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of such appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

21.11 “Director” means a member of the Board.

21.12 “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

21.13 “Dividend Equivalent Right” means the right of an Employee, granted at the discretion of the Committee or as otherwise provided by the Plan or an Award Agreement, to receive a credit for the account of such Employee in an amount equal to the cash, stock or other property dividends in amounts equal equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Employee.

21.14 “Effective Date” means September 20, 2018.

21.15 “Employee” means any person, including Officers, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

21.16 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

21.17 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option.

21.18 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

21.19 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

21.20 “IRS” means the United States Internal Revenue Service.

21.21 “Option” means an award of an option to purchase Shares pursuant to Section 5.

21.22 “Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary and who is an “independent” director under the rules of The Nasdaq Stock Market, as may be amended from time to time.

21.23 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

21.24 “Performance Factors” means the factors selected by the Committee to determine whether performance goals established by the Committee applicable to Awards have been satisfied.

21.25 “Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for the Award.

21.26 “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

21.27 “Plan” means this Sierra Oncology, Inc. 2018 Equity Inducement Plan.

21.28 “Restricted Stock Unit” means an Award granted pursuant to Section 6 of the Plan.

21.29 “SEC” means the United States Securities and Exchange Commission.

21.30 “Securities Act” means the United States Securities Act of 1933, as amended.

21.31 “Service” shall mean service as an Employee to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions regarding suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Employee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Employee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, an employee shall have terminated employment as of the date he or she ceases provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Employee has ceased to provide Services and the effective date on which the Employee ceased to provide Services.

21.32 “Shares” means shares of Common Stock and the common stock of any successor entity.

21.33 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

21.34 “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

21.35 “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SIERRA ONCOLOGY, INC.

(the “Company”)

2018 EQUITY INDUCEMENT PLAN

(the “Plan”)

ADDENDUM FOR CANADIAN PARTICIPANTS

A.	The Company has adopted the Plan, to be effective on the Effective Date.

B.

The Company desires to modify certain terms of the Plan in their application for Employees (as those terms are defined in the Plan) who are resident in Canada for purposes of the Income Tax Act (Canada) or otherwise subject to Canadian personal income tax (the “Canadian Employees”).

C.	Under the Income Tax Act (Canada), Employees who are Canadian Employees are treated as officers and employees for purposes of that Act.

NOW THEREFORE, the Company does hereby amend certain terms and conditions of the Plan as they apply to the Canadian Employees, as follows.

1.	Defined Terms. In this Addendum, all defined terms shall have the respective meanings set forth in the Plan, unless otherwise defined herein.

2.	Effective Date. The effective date of this Addendum is the Effective Date.

3.	Options.

(a)

Notwithstanding section 5.2 of the Plan, the grant date of an Option awarded to a Canadian Employee shall be, in all cases, the date the Option is actually granted to the Canadian Employee, as evidenced by the Award Agreement.

(b)

Notwithstanding section 5.1 of the Plan, satisfaction of Performance Factors, if any, will be treated as a condition subsequent to the grant to a Canadian Employee of an Option giving rise to a risk of forfeiture of the Option and not a condition precedent to the grant of the Option.

(c)

For purposes of section 5.9 of the Plan, Options granted to a Canadian Employee will not be modified or altered, or new options granted in substitution therefor, if such modification, alteration or substitution has a material adverse affect on such Canadian Employee’s tax treatment of such Options, except with such Canadian Employee’s consent.

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4.	Restricted Stock Units.

Section 6.2 of the Plan shall be modified as it applies to Canadian Employees such that the Company agrees to issue only Shares in payment of RSUs to a Canadian Employee and the Company cannot choose, at its option, to make such payment in cash or a combination of cash and Shares, and section 6.2 shall read as follows:

“6.2. Form and Timing of Settlement to Canadian Employees. Payment of earned RSUs of a Canadian Employee shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. Such earned RSUs shall be settled solely by the issuance of Shares. The Committee may permit a Canadian Employee to defer settlement and the issuance of Shares in payment of an earned RSU to a date that is acceptable to the Committee, provided that the terms of the Award Agreement, the RSUs and any deferral meet the conditions of section 7 of the Income Tax Act (Canada).”

5.	Payment for Share Purchases.

Section 7(b) of the Plan shall be modified as at applies to Canadian Employees with respect to the consideration that may be paid by Canadian Employees for Shares purchased pursuant to the Plan. In no circumstances shall a Canadian Employee be permitted to make, and the Committee shall not approve, a payment by the Canadian Employee by the surrender of any Shares that were acquired at any time by the Canadian Employee on the exercise of any Option.

6.	Withholding Taxes.

(a)	Section 8.1 of the Plan shall be modified as it applies to Canadian Employees and shall read as follows:

“8.1 Withholding for Canadian Employees. The Company or any Affiliate may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Company or Affiliate, as the case may be, is required by law or regulation of any governmental authority whatsoever to remit in connection with the exercise or settlement of any Award granted to a Canadian Employee. Without limiting the generality of the foregoing, whenever a settlement or payment is made by the issuance of Shares to a Canadian Employee in satisfaction of Awards granted under this Plan, the Company or Affiliate, as the case may be, may, at its discretion (i) deduct and withhold those amounts it is required to remit from any cash remuneration or other amount payable to the Canadian Employee, whether or not such amount payable is related to the Plan, or the exercise or settlement of any Awards; (ii) permit the Canadian Employee to make a cash payment to the Company or Affiliate, as the case may be, equal to the amount required to be remitted; or (iii) sell, on behalf of the Canadian Employee, that number of Shares to be issued on the exercise or settlement such that the amount of the proceeds of such sale will be sufficient to satisfy any taxes or other source deductions required to be remitted for the account of the Canadian Employee. If the Company or Affiliate, as the case may be, considers that the foregoing steps undertaken in connection with this section 13.1 result in inadequate withholding or a late remittance of taxes or other source deductions, then the delivery of Shares to be issued on the exercise or settlement of Awards may be made conditional upon the Canadian Employee (or other person) reimbursing or compensating the Company or Affiliate or making arrangements satisfactory to the Company or Affiliate for the payment in a timely manner of all taxes and other source deductions required to be remitted.”

(b)

Section 8.2 of the Plan shall not apply to Canadian Employees. For greater certainty, the Committee shall not approve funding by a Canadian Employee of withholding taxes or other source deductions by the withholding of Shares the Canadian Employee is otherwise entitled to receive or the surrender by the Canadian Employee of any Shares that were acquired at any time by the Canadian Employee on the exercise of any Option.

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NOTICE OF STOCK OPTION GRANT

SIERRA ONCOLOGY, INC. 2018 EQUITY INDUCEMENT

PLAN

Unless otherwise defined herein, the terms defined in the Sierra Oncology, Inc. (the “Company”) 2018 Equity Inducement Plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice of Grant”) and the attached Stock Option Agreement (the “Option Agreement”). You have been granted an Option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the attached Option Agreement.

Name:

Address:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Expiration Date:	, 20 ; This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

Vesting Schedule:

Additional Terms:	If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You understand that your employment relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Option Agreement or the Plan changes the at-will nature of that relationship. By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the Option Agreement. By accepting this Option, you consent to electronic delivery as set forth in the Option Agreement.

PARTICIPANT:	SIERRA ONCOLOGY, INC.

By:

Signature:	Name:

Print Name:	Its:

STOCK OPTION AGREEMENT

SIERRA ONCOLOGY, INC.

2018 EQUITY INDUCEMENT PLAN

You have been granted an Option by Sierra Oncology, Inc. (the “Company”) under the 2018 Equity Inducement Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Option Grant (the “Notice of Grant”) and this Stock Option Agreement (the “Agreement”).

1. Grant of Option. You have been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The Option is designated as a Nonqualified Stock Option (“NSO”).

2. Termination Period.

(a) General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service (subject to the expiration detailed in Section 6). If your Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when your Service terminates for all purposes under this Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You acknowledge that the vesting of the Shares pursuant to this Notice is earned only by continuing Service and that any unvested portion of your Option will expire on the termination of your employment for any reason.

(b) Death; Disability. If you die before your Service terminates (or you die within three (3) months of your termination of Service other than for Cause), then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date (subject to the expiration detailed in Section 6).

(c) Black-Out Period. Notwithstanding the foregoing, if any post-termination exercise period set forth above terminates on a date that falls within a Blackout Period (as defined below) or within ten (10) business days following the expiration of a Blackout Period, such expiration date shall be automatically extended without any further act or formality to that date which is ten (10) business days after the end of such Blackout Period, with such tenth (10th) business day to be considered the expiration date of such Option for all purposes under the Plan, subject to earlier expiration detailed in Section 6. For purposes of this Agreement, “Blackout Period” means the period during which designated directors, officers and employees of the Company cannot trade Shares pursuant to the Company’s policy respecting restrictions on director’, officers’ and employee trading which is in effect at the time.

(d) No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price and any applicable tax withholding due upon exercise of the Option.

(c) Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement and the Plan, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).

4. Method of Payment. Payment of the aggregate Exercise Price shall be by personal check, wire transfer, cashier’s check, or, with the Company’s consent; any of the following, or a combination thereof:

(a) certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the Fair Market Value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(b) cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option Exercise Price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or

(c) other method authorized by the Company.

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5. Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or in a beneficiary designation. However, the Committee (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of you only by you, your guardian, or legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of you.

6. Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Grant, which date is ten (10) years after the grant date.

7. Tax Consequences. You should consult a tax adviser for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise.

8. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, by considering applicable statutory or other withholding rates, including up to maximum rates, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you

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hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the any insider trading or 10b-51 trading policies of the Company, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

9. Acknowledgement. The Company and you agree that the Option is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of the Plan prospectus, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.

10. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice of Grant, this Agreement, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at _____________. You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at ______________. Finally, you understand that you are not required to consent to electronic delivery.

11. Compliance with Laws and Regulations. The exercise of this Option will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

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12. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware.

13. No Rights as Employee. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

14. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the Exercise Price per Share may be adjusted pursuant to the Plan.

15. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.

16. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning this Option are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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